Exhibit 99.1

AEON Biopharma Regains Compliance with NYSE American Continued Listing Standards

Aliso Viejo, Calif., August 3, 2026 (GLOBE NEWSWIRE) -- AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company advancing ABP-450 as a biosimilar to BOTOX® (onabotulinumtoxinA) for therapeutic use to achieve full-label U.S. market entry, today announced that it has received written notice from NYSE American LLC (“NYSE American”) confirming that AEON has regained compliance with NYSE American’s continued listing standards relating to stockholders’ equity.

On August 3, 2026, the Company received a letter from NYSE Regulation confirming that the Company had resolved the previously identified deficiencies under Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). As a result, the Company expects that the “below compliance” (“.BC”) indicator will be removed from the Company’s trading symbol for its Class A common stock (“Common Stock”), and the Company will be removed from NYSE American’s list of noncompliant issuers on its website. The Company will remain subject to NYSE American’s standard listing monitoring procedures and remains committed to maintaining strong financial discipline and governance going forward.

The Company regained compliance following completion of its underwritten public offering (the “Offering”). On July 15, 2026, the Company closed the Offering of 17,851,599 shares of Common Stock and pre-funded warrants to purchase 24,837,008 shares of Common Stock, with each share of Common Stock or pre-funded warrant accompanied by a two-year milestone warrant to purchase one share of Common Stock and a five-year milestone warrant to purchase one share of Common Stock. On July 23, 2026, the Company sold an additional 4,696,102 shares of Common Stock pursuant to a partial exercise of the underwriters’ over-allotment option. The Company received aggregate net proceeds from the Offering of approximately $13.6 million, after deducting underwriting discounts and commissions and estimated offering expenses, with the potential to receive up to an additional $34.0 million in gross proceeds upon the full cash exercise of the milestone warrants issued in connection with the Offering. As a result of the completed Offering, the Company believes it currently has stockholders’ equity in excess of the $4.0 million minimum requirement under Section 1003(a)(ii) of the Company Guide. Because the Offering closed after the end of the Company’s second fiscal quarter, the unaudited balance sheet as of June 30, 2026, to be included in the Company’s Quarterly Report on Form 10-Q for that quarter will reflect a stockholders’ deficit and will not give effect to the net proceeds of the Offering, which will be reflected as a subsequent event.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company seeking accelerated and full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX®. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry. The Company’s lead asset is ABP-450 for debilitating medical conditions. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency. The product is approved as a biosimilar in India, Mexico, and the Philippines. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s ability to maintain compliance with NYSE American’s continued listing standards, the Company’s product development and regulatory

Exhibit 99.1

plans, and the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) AEON’s ability to maintain compliance with NYSE American’s continued listing standards; (ii) the Company’s ability to obtain additional and sufficient financing; (iii) the Company’s anticipated financial performance, including cash and cash equivalents; (iv) the Company’s plans regarding any interactions with the U.S. Food and Drug Administration; (v) the outcome of regulatory interactions; and (vi) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC, which are available on the SEC’s website at www.sec.gov.

Investor Contact:

Hershel Berry

Blueprint Life Science Group

Hberry@bplifescience.com

Source: AEON Biopharma